INTERIM HEALTHCARE®

FULL SERVICE FRANCHISE AGREEMENT

AGREEMENT, made and entered into this day by and between INTERIM HEALTHCARE INC., a Florida corporation, hereinafter referred to as “Company,” and INTERIM HEALTHCARE OF WYOMING, INC., a Wyoming corporation, hereinafter referred to as “Franchisee.”

W I T N E S S E T H:

WHEREAS, Company is the owner of certain plans, procedures and methods for recruiting and supplying personnel to provide home health care and to provide permanent placement, temporary and staffing services to patient care facilities, and has the right to use and to license others to use certain trademarks, service marks, trade names and the goodwill attached thereto, and;

WHEREAS, Franchisee desires to acquire from Company a franchise to operate a business in accordance therewith, to use certain trademarks, service marks and trade names owned by or licensed to Company, and to utilize Company's goodwill in connection therewith;

NOW THEREFORE, in consideration of the execution of this Agreement and of the covenants and conditions herein contained, it is mutually agreed and understood as follows:

1.

Company hereby grants, and Franchisee hereby accepts, for the period, within the area hereinafter described, and upon the terms, conditions and limitations hereinafter set forth, the right and license:

(a)

To utilize the plans and procedures of Company in the operation of a franchise of Company;

(b)

To utilize the trade names INTERIM HEALTHCARE and INTERIM HEALTHCARE STAFFING and the service marks of Company associated with such trade names, representations of which are affixed hereto; and

(c)   To operate an “INTERIM HEALTHCARE” franchise for the sole purpose of providing:

(1)

“In-Home Services,” which shall consist of providing the following services and products to patients whenever the primary payment source is not a facility:

(i)

personnel to provide nursing and related health care services, and

(ii)

pharmaceuticals, durable medical equipment, supplies and similar health care related products; and

(2) “Health Resource Services,” which shall consist of providing the services and products listed in (1)(i) and (ii) above to patients whenever the primary payment source is a facility, plus providing the following services and products directly to facilities:

(i)

permanent placement services with respect to health care management and support occupations (provided that the applicant to be placed has medical training, education and expertise, and the health care management or support position(s) to be filled requires medical training, education and expertise), nurses, companions, aides and other health care related occupations,

(ii)

temporary personnel to provide staffing services with respect to health care management and support occupations (provided that such personnel have medical training, education and expertise, and the health care management or support service position(s) to be filled requires medical training, education and expertise), nurses, companions, aides and other related health care occupations,

(iii)

“vendor on-premise” services, management services and similar services,

(iv)

hospice services, and

(v)

pharmaceuticals, durable medical equipment, supplies and similar healthcare related products.

For purposes of this Agreement, the term “facility” shall mean any other health care provider of any kind including, but not limited to, home health agencies, physician’s offices, hospitals, skilled nursing facilities, assisted living facilities and any other facility in which patient care is provided.

Franchisee shall not provide any goods or services not specifically described above, including, but not limited to, physicians, chiropractors, podiatrists, dentists and doctors of osteopathy, without the prior written consent of Company.

2.

This franchise is for the area described as follows: Big Horn, Carbon, Golden Valley, Musselshell, Rosebud, Stillwater, Sweet Grass, Treasure, Wheatland and Yellowstone Counties, Montana, and Company agrees that, as long as Franchisee shall not be in default hereunder, neither it nor any person or firm authorized or licensed by it shall establish an office within the foregoing area for the purpose of providing the services authorized by this Agreement.

3.

Franchisee acknowledges that Company is the owner of all proprietary rights in and to the said plans and procedures together with the good will now and hereafter attached thereto, that the manuals,

bulletins, material and information now or hereafter developed by Franchisee and/or Company or provided or revealed to Franchisee pursuant to this Agreement have been unavailable to Franchisee and constitute trade secrets owned by Company and revealed in confidence hereunder, and that no right is given or acquired to use or duplicate any of the aforementioned rights or information elsewhere than in the area described in this Agreement, and only pursuant to the terms of this Agreement.

4.

Nothing herein contained shall be construed to vest in Franchisee any right, title or interest in and to any trade name, trademark or service mark, or any variation, derivation or registration thereof which is now or may be hereafter developed, acquired or granted hereunder [including, but not limited to, those affixed hereto and specifically described in Paragraph 1(b)], together with the goodwill now or hereafter attached thereto, other than to use the same pursuant to the terms and conditions of this Agreement.  Franchisee expressly recognizes that it may not file in its own name any federal, state or local applications for registration of any such names or marks.

5.

Wizzard Software Corp. (“Shareholder”) is the majority shareholder of Franchisee, and there shall be no sale, purchase, transfer, assignment, issuance or redemption of any stock in Franchisee which would result in Shareholder owning less than a majority of the issued and outstanding stock of Franchisee, without the prior written consent of Company.  These restrictions are in addition to those applicable to Shareholder pursuant to an agreement between Shareholder and Company dated September 7, 2005, a copy of which is attached to this Agreement as Exhibit B.  Franchisee shall furnish Company with a certified copy of its Certificate of Incorporation together with a complete list of all of its shareholders. Franchisee shall furnish the same information immediately with respect to any new shareholders and shall immediately furnish a certified copy of any amendments to its Certificate of Incorporation.

The sole purpose of Franchisee shall be the operation of this or other franchises granted by Company. To the extent allowable by local law, Franchisee will operate its business under the names INTERIM HEALTHCARE and INTERIM HEALTHCARE STAFFING, for the purpose of conforming to the generally used and accepted naming of Franchisees of Company located in other areas.  In the event that such names shall be unavailable, Franchisee shall utilize such other names as shall first be approved in writing by Company.

6.

Franchisee hereby acknowledges that Company has the right to establish on its own account, or to license or otherwise authorize one or more other parties to establish, a business which (i) is similar to the business authorized by this Agreement, (ii) utilizes the trade names which Franchisee is authorized to utilize pursuant to Paragraph 1(b) above, and (iii) operates within the state(s) designated in Paragraph 2 hereof in an area other than the area specifically described therein.  Franchisee agrees to immediately upon written demand by Company, execute or cause to be executed, such instruments as may be required by any court or public authority in such state, consenting to the use of the names INTERIM, INTERIM HEALTHCARE and/or INTERIM HEALTHCARE STAFFING (or such other name or names as shall have been authorized by Company) in connection with the operation of such other or further businesses or franchises as corporations or otherwise.  The failure or refusal of Franchisee to comply with such demand immediately upon the receipt thereof shall thereupon vest in Company, through its designated officers, full power and authority in the name of and on behalf of Franchisee as its Attorney-in-Fact as fully as Franchisee might do itself, to execute or cause to be executed any of the foregoing instruments required by any such public authority or court.

7.

Company agrees to furnish or provide the following services or assistance in the operation of this franchise:

(a)

Train Franchisee in the operation of the franchise;

(b)

Furnish appropriate manuals which will be updated from time-to-time;

(c)

Keep Franchisee informed with respect to new developments and procedures in the operation of this franchise;

(d)

Cooperate with Franchisee in obtaining contracts for its services from potential customers;

(e)

Assist in the development and preparation of sales and promotional campaigns and materials;

(f)

Wherever possible, and with the cooperation of Company’s other franchisees, obtain master insurance policies for the benefit of Company and its franchisees;

(g)

Analyze periodically the sales program, promotional efforts, financial status and other aspects of Franchisee’s business, all of which shall be based on data submitted by Franchisee, and to make suggestions based on such analysis;

(h)

Counsel and assist Franchisee in the administration of its insurance program and claims, and the handling of its payroll taxes and unemployment claims, based upon information submitted by Franchisee; and

(i)

Furnish national account leads as applicable.

8.

    Company agrees that one of its representatives shall visit the office of Franchisee, at Company's expense, at least once each year for the purpose of counseling with Franchisee and reviewing its operation.

9.

(a)

Franchisee agrees that it will, in good faith, develop, maintain and promote the business and public image of Company and any trademarks, trade names and service marks, the use of which are granted to Franchisee by Company pursuant to this Agreement or any other agreement between Company and Franchisee.  Franchisee shall continuously and prominently display said trademarks, trade names and service marks in connection with all aspects of its business, and will neither perform nor fail to perform any act, the result of which might detract from the uniform public image of Company's business or its trademarks, trade names and service marks.  Franchisee further agrees to adhere to Company's written operational and clinical policies, procedures, regulations and quality standards uniformly applicable to all of its franchisees, as set forth in Company's manuals and other written materials provided to Franchisee, provided that none of the foregoing shall vary or alter the provisions of this Agreement.

(b)  Franchisee shall conduct the Franchisee shall conduct the business authorized hereunder in accordance with all of Company’s written operational and clinical policies, procedures, regulations and quality standards, and with all applicable laws, statutes, rules and regulations.  Without limiting the generality of the foregoing, Franchisee shall comply with Company’s Operations manuals, Graphic Standards manuals and all other manuals provided by Company which may be in effect from time-to-time, and with the Social Security Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Equal Pay Act, the Americans with Disabilities Act, and the Immigration Reform and Control Act, as such laws now exist or are hereafter amended, in the operation of the business authorized hereunder.

(c)  As permitted by law, Franchisee shall obtain, and maintain throughout the term of this Agreement and any extensions or renewals hereof, all licenses, permits, certificates of need and similar authorizations which are necessary or appropriate to the operation of the business described herein.  In the event that Franchisee shall be required or permitted by law to secure an employment agency license, certificate of need, home health agency license or other form of occupational business license or certificate, the conditions of such license or certificate, to the extent permitted by law, shall provide that the license or certificate, or the rights thereto, shall be assignable to Company upon termination of this Agreement, and Franchisee hereby agrees to assign any such license or certificate, or the rights thereto, to Company or its nominee upon termination of this Agreement.

(d)

Anything contained in this Agreement to the contrary notwithstanding, Franchisee hereby acknowledges and agrees that Company may substitute other trademarks, service marks or trade names for those authorized herein or elsewhere by Company, or discontinue the use of any trademark, service mark or trade name, without incurring any obligation or liability to Franchisee, provided that such substitution or discontinuance is applied on a uniform and consistent basis with respect to all franchise agreements of Company dated subsequent to October 1, 1997, and Company notifies Franchisee in writing of such substitution or discontinuance, and provides a conversion period with respect to such substitution or discontinuance of not less than sixty (60) days.  Franchisee will be responsible for any cost of substitution.

10.

Franchisee agrees to establish and continuously maintain at its own expense, an office properly identified as an INTERIM HEALTHCARE Full Service office.  The office hours shall be consistent with local practices concerning business hours and holidays, provided that Franchisee's services shall be available at all times on a twenty-four hour per day basis.  Any signs or advertising on or about Franchisee's office shall conform to such uniform specifications as may be developed by Company for application to all of its INTERIM HEALTHCARE Full Service offices, and Franchisee shall not display or permit the display of, on or within the portion of the office within its control, any business name or service not authorized hereunder.  This Agreement shall be effective as of April 4, 2007.

11.

Franchisee agrees to use the standard operating forms designed by Company, together with such additional or other operating forms as may be required by law or determined by Company to be necessary for the operation of this franchise.  Franchisee shall have the option of purchasing operating forms and advertising from Company (if available) or from other sources of its choosing, provided that any such forms or advertising not purchased from Company shall conform in all respects to the design and specifications of Company.  Franchisee agrees to pay Company's invoices for forms, advertising and other supplies purchased from Company no later than the tenth of the month following the date of such invoices.

12.

Franchisee agrees to purchase from financially responsible insurance companies and to continuously maintain the minimum insurance coverages listed below, and agrees to furnish Company with a Certificate of Insurance and/or a copy of each policy, together with data on claims and losses under such policies.  Franchisee agrees to add Company as an additional insured to any of its policies wherever possible.

(a)

WORKER’S COMPENSATION (including Employer’s Liability): as required by law;

(b)

COMMERCIAL GENERAL LIABILITY: With minimum limits of $1,000,000 combined single limit for Bodily Injury and Property Damage per occurrence and $3,000,000 in the annual aggregate;

(c)

AUTOMOBILE LIABILITY

(including non-owned and hired autos): With minimum limits of $1,000,000 combined single limit for Bodily Injury and Property Damage per occurrence and $3,000,000 in the annual aggregate;

(d)

UMBRELLA LIABILITY: Coverage of $5,000,000;

(e)

BLANKET COMMERCIAL FIDELITY BOND: With minimum limits of $1,000,000; and

(f)

PROFESSIONAL LIABILITY:  Minimum limits of $1,000,000 for Bodily Injury per occurrence and $3,000,000 in the annual aggregate.

Nothing herein contained shall be, or be construed to be, an assumption of any obligation by Company to provide any insurance coverage for Franchisee, and the obligation shall be on Franchisee at all times to determine its needs with respect to any insurance coverage other than those specifically described above.

13.

For each Calendar Year during the term of this Agreement, Franchisee agrees to spend on local advertising (including direct mail, “Yellow Page” and “White Page” directories) an amount not less than one percent (1%) of sales made during the previous Calendar Year.  All advertising and promotional materials used by Franchisee must be approved in advance by Company.

14.

Franchisee agrees to place, at its expense, one of Company's standard classified ads in the telephone “Yellow Page” and “White Page” directories issued in its area.  Franchisee shall determine the size of the standard ad utilized.  The category of such ads must be approved in advance by Company.

15.

Franchisee agrees to prepare and furnish Company with the following reports of its operations on the designated dates or intervals on forms required by law or prescribed and furnished by Company, as the case may be:

(a)

a complete weekly report containing payroll, sales and advertising information on a form specified by Company and applicable to all its franchisees, due on the Friday next succeeding the week for which such report is made;

(b)

 quarterly financial statements in the format specified by Company, which shall include a complete balance sheet and profit and loss statement prepared according to generally accepted accounting principles applied on a consistent basis, due within thirty (30) days after the end of each quarter;

(c)

true and correct copies of all federal, state and local payroll tax returns, including but not limited to returns with respect to FICA, income and unemployment taxes, and copies of Franchisee's federal income tax return (Form 1120 or 1120S), together with certification of payment of any taxes disclosed to be due on any of the said returns if requested by Company, all due within thirty (30) days after the due date of each such return;

(d) such clinical records and information as may be required by Company from time-to-time; and

(e) all Medicare and medicaid cost reports (both as submitted by Franchisee and as finalized), all applicable notices of program reimbursement, periodic interim payment reports, audit adjustments and work papers, final resolutions of reimbursement disputes and all documentation regarding prospective payments.

16.

Franchisee agrees that it will at all times keep and record all sales of every nature, kind or description in books of account established and kept according to Company's bookkeeping system and to generally accepted accounting principles applied on a consistent basis.  Company shall have, at all reasonable times and during business hours, the right to inspect and copy any and all books and records of Franchisee.

17.

It is agreed that the relationship of the parties hereto is that of franchisee and franchisor, and that in no event shall Company and Franchisee be considered partners, joint venturers or agents of or for each other.  Company shall at no time be responsible for any costs or expenses of Franchisee's operation, and Franchisee hereby agrees and undertakes to and does indemnify and hold Company harmless with respect to any claims which may at any time arise or be asserted against Company by reason of Franchisee's operation.

18.

The covenants of this Paragraph 18 are independent covenants of Franchisee and not dependent upon the performance by Company of any of its covenants in this Agreement.  The restrictions set forth below are in addition to those applicable to Shareholder pursuant to an agreement between Shareholder and Company dated September 7, 2005, a copy of which is attached to this Agreement as Exhibit B.   The breach or claimed breach by Company of any of its said covenants shall in no way affect the right of Company to enforce any of the covenants of this Paragraph 18.

(a)

Franchisee hereby represents that Shareholder is the sole shareholder of Franchisee.  Shareholder is hereby made a party to this Agreement.  Shareholder hereby acknowledges that Company has granted the within franchise to Franchisee, based primarily upon Company's investigation and reliance upon the qualifications of Shareholder.  It is understood by Shareholder that it may have access to or may be furnished with certain plans, procedures, methods, data, manuals and other information, all of which are hereby acknowledged to be confidential trade secrets, heretofore unavailable to it, and that this franchise and the said trade secrets would not have been granted or furnished, excepting upon and in consideration of the covenants of Shareholder hereinafter contained.

1)  Shareholder accordingly hereby covenants and agrees that, commencing with it’s execution of this Agreement, and for a period ending eleven (11) months after the expiration or other termination of this Agreement for any reason, or of it’s share ownership in Franchisee, whichever shall first occur, that it will not, directly or indirectly, individually or for any third party, without the prior written authority of Company, engage in any business or activity competitive to the business of providing the following services and products to any party: (i) temporary personnel to provide health care management, support, nursing and other health care related services, (ii) hospice services, (iii) permanent placement services with respect to health care management, support, nursing and other health care related occupations, (iv) “vendor-on-premise” services, management services and similar services, and (v) pharmaceuticals, durable medical equipment, supplies and similar health care related products, or assist any competitor in any way to provide such services and products within a radius of one hundred (100) miles from any office operated by Company or its subsidiaries, affiliates, licensees or franchisees.

2)

Shareholder further agrees that it will not, at any time either during or after the expiration or other termination of this Agreement for any reason, directly or indirectly make use of or disclose to any third party the details or provisions of any written or oral contract or of any agreement between Company and any other firm or person, nor the details of any statistical data, customer list, advertising material, manuals, forms, techniques, methods or procedures of Company which may come to it’s attention or knowledge by reason of it’s association with Company or Franchisee.  Shareholder agrees that it will, immediately upon expiration or other termination of this Agreement for any reason, or upon termination of it’s share ownership in Franchisee, whichever shall first occur, return to Company or to Franchisee, as the case may be, any customer lists, employee lists, manuals, advertising or promotional materials, or other books, papers, documents or data belonging to or related to the business of Company or Franchisee.

3)

Shareholder further agrees not to sell, transfer or assign by way of gift or otherwise any of it’s stock in Franchisee without first securing from such prospective shareholder a signed copy of the foregoing agreement containing substantially the same provisions, a copy of which shall be immediately furnished to Company.

(b)

Franchisee and Shareholder agree that, for a period commencing with the execution of this Agreement and ending eleven (11) months after the expiration or other termination of this Agreement for any reason, or of their interest hereunder, whichever shall first occur, they will be subject to and bound by each of the covenants and restrictions set forth in subparagraphs (1) and (2) of Paragraph 18(a) hereof.

(c)

Franchisee covenants and agrees that it will not engage any clerical, sales, or executive employees, or issue or transfer any shares in Franchisee, unless and until it shall have first secured a signed agreement from each such individual or entity, in the form then in use and prescribed by Company and containing substantially the covenants and conditions set forth in Paragraph 18(a) above, restricting future employment and other activities which may be directly or indirectly competitive to the business of Company or Franchisee.

(d)

Franchisee covenants that it will not allow, suffer or permit access to, or knowledge of, any of the plans, procedures, methods, data, manuals, customer or employees lists or other confidential trade secrets of Company, to any party whomsoever who shall not have executed an agreement in conformity with this Paragraph 18.

(e)

Notwithstanding any provisions of this Paragraph 18, Franchisee or Shareholder may disclose any of the information described above to their attorneys or accountants, banks and insurance underwriters for proper business purposes, or upon the prior written approval by Company, to the applicants for other franchises of Company.

(f)

Franchisee covenants that it will only service customers with Franchisee’s employees and that all employees who are provided to customers by Franchisee to perform any services authorized by this Agreement, irrespective whether such employees are full-time, part-time or temporary, shall be employees of Franchisee and not independent contractors and/or employees of any third party, except as Company, in its sole discretion, shall approve in advance and in writing.

(g)

The restrictions set forth in (a) and (b) above are considered by the parties to be reasonable for the purpose of protecting the business investment of Company and its legitimate business interests, which interests include, without limitation, trade secrets (and other valuable confidential business information which may not qualify as trade secrets, but which Company has expended substantial time and money in developing and which it considers confidential and proprietary); substantial business relationships with existing and prospective franchisees, licensees, patients, customers and clients; patient, customer and client goodwill associated with the ongoing business of Company and evidenced by the various trademarks, trade names, service marks and trade dress used by Company and its franchisees and licensees in connection with their respective businesses; and an expectation of continuing patronage from the existing patients, customers and clients of Company, its franchisees and licensees.  In view of the substantial harm which would result from a breach or threatened breach by Franchisee or Shareholder of the covenants set forth in (a) and (b) above, the parties agree that such covenants shall be enforced to the maximum extent permitted by law.  If any such covenant or portion thereof is found by any court of competent jurisdiction to be illegal, void or unenforceable because it extends for too long a period of time or over too broad a range of activities or in too large a geographic area or for any other reason, however, then such court shall interpret such covenant or portion thereof to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable or otherwise so as to render the covenant enforceable.

19.

Franchisee agrees to pay to Company the following amounts:

(a)   The sum of $-0-, as a non-refundable franchise fee, receipt of which is hereby acknowledged.

(b)

A weekly service charge calculated in the manner set forth in Exhibit C attached to this Agreement, due and payable at the office of Company on the Friday next succeeding the week during which such sales have occurred.

(c)

Franchisee shall be given a weekly service charge credit for weekly service charges paid by Franchisee on sales which are ultimately deemed to be uncollectible, provided Franchisee complies with each of the following terms and conditions:

(1)

Within ninety (90) days of filing its federal tax return each fiscal year, Franchisee must submit to Company’s Chief Financial Officer a list of accounts, certifying that such accounts have been written-off during such fiscal year.  In order to be eligible for a weekly service charge credit, an account must be written-off in the fiscal year in which the services were provided or the next succeeding fiscal year.

(2)

Copies of customer accounts receivable registers for all accounts which have been written-off must accompany Franchisee’s request for a weekly service charge credit.  Company reserves the right to perform such audit procedures as it deems reasonable and necessary to verify the accounts receivable information provided to Company by Franchisee.

(3)

All accounts submitted for weekly service charge credit must be properly reflected on Franchisee’s federal tax return as “bad debt.”

(4)

Weekly service charge credits will be granted in an amount equal to the weekly service charges paid by Franchisee with respect to each account which has been written-off.

(5)

In the event that Franchisee collects an account for which a weekly service charge credit has previously been granted, the amount collected will be subject to payment of a weekly service charge at the same rate at which the credit was calculated.

Company may apply any weekly service charge credits granted to Franchisee as provided for above to any amounts owed to Company by Franchisee at Company’s sole discretion.

Any amounts owed to Company by Franchisee for weekly service charges, goods or services purchased from Company by Franchisee or for any other reason, shall be paid via electronic funds transfer (“EFT”). Franchisee hereby agrees to execute an EFT authorization in the form prescribed by Company and such other documents as may be requested by Company from time-to-time, the purpose of which will be to enable Company to collect any amounts payable by Franchisee to Company from Franchisee’s designated account via EFT.  Franchisee shall make deposits into the designated account sufficient to cover all amounts owed to Company by Franchisee.  Franchisee’s failure to fully comply with the EFT related terms set forth above shall constitute a default due to nonpayment of monies owed Company, as described in Paragraph 29 below.

20.

On or about January 15th of each calendar year during which this Agreement is in effect, Company shall determine Franchisee’s “Market Quota” for such calendar year, and shall promptly notify Franchisee of the amount thereof.  The Market Quota for each calendar year shall be an amount equal to the product of (i) $.023, times (ii) the CPI, times (iii) the Area Population.  (As used herein, the term “CPI” shall be mean the most current available Consumer Price Index for All Urban Consumers, Medical Care (1982-1984 = 100), as published by the U. S. Department of Labor Statistics, and the term “Area Population” shall mean the most current available estimated (or actual, if available) population of the franchise area set forth in Paragraph 2 above, as published by the U.S. Census Bureau.)

The sales quotas of Franchisee for each calendar year shall be calculated as a percentage of Franchisee’s Market Quota for such calendar year, as follows:

Calendar Year 2007:

  10% of the Market Quota

Calendar Year 2008:

  20% of the Market Quota

Calendar Year 2009:

  40% of the Market Quota

Calendar Year 2010:

  60% of the Market Quota

Calendar Year 2011:

  80% of the Market Quota

Calendar Year 2012, and

   each Calendar Year thereafter:

100% of the Market Quota

21.

In the event that Franchisee’s gross sales for any calendar year are less than the sales quota for such calendar year, Franchisee shall pay to Company a sum equal to the difference between Franchisee’s gross sales for such calendar year and the designated sales quota for such calendar year, multiplied by a fraction.  The numerator of the fraction will equal the amount of weekly service charges payable to Company based on Franchisee’s actual sales during such calendar year, and the denominator of the fraction will equal Franchisee’s actual sales during the same calendar year.  Any amounts which may become due by reason of this Paragraph 21 shall become due and payable at the office of Company within thirty (30) days after the mailing by Company to Franchisee of a written notice of the amount due pursuant to this Paragraph 21, and Franchisee’s failure to pay any amounts due pursuant to this Paragraph 21 in a timely manner shall constitute a default under the terms of this Agreement.

22.

Company’s failure to deliver written notice of any amount due pursuant to Paragraph 21 above to Franchisee within six (6) months after the expiration of any period set forth in Paragraph 20 hereof shall be deemed a waiver of Company’s right to collect such amount for that period.  Any such waiver by Company shall not in any way limit or affect Company’s right to collect any amounts due for any subsequent period or upon any other default, or to receive such monies as may be due at the time of such waiver, or as thereafter may become due, or the right to insist upon full and complete performance of each of the other terms of this Agreement, at such time and at all times thereafter.

23.

As used throughout this Agreement, the following terms shall have the meanings indicated:

(a)

The term “sales,” including the terms “weekly sales,” “weekly gross sales” and “gross sales,” shall mean and include all billings to Franchisee’s customers for goods sold and services rendered, excluding only sales taxes or other taxes which may be required by law to be collected from Franchisee’s customers.  Except as otherwise approved in writing by Company in advance, Franchisee shall prepare and issue all billings during the week following the week in which sales are made or services rendered.

(b)

The term “Medicaid sales” means the amount submitted for reimbursement or other payment pursuant to any state Medicaid program, provided that a subsequent adjustment shall be permitted so that Medicaid sales shall ultimately equal the amount actually received by Franchisee from the Medicaid program.

(c)

The term “Medicaid program” means any state Medicaid program applicable to Franchisee, as authorized under Title XIX of the Social Security Act of 1935, as amended.

(d)

The term “good standing” means that (i) Franchisee is in material compliance with each of the non-monetary terms and conditions of this Agreement and every other agreement between Company and Franchisee; and (ii) Franchisee has made each and every payment owed by it to Company, whether pursuant to this Agreement or otherwise, within ten (10) days following the due date of such payment.

24.

This Agreement shall remain in force and effect for a period of five (5) years from the date hereof, with the options to renew the same as hereinafter set forth, all subject, however, to Franchisee's complete and continuing performance of all of its covenants and obligations hereunder.

25.

In the event that this Agreement shall be in full force and effect upon the expiration of the initial five (5) year period, Franchisee shall have the option to renew this Agreement for additional, successive ten (10) year periods, provided that Franchisee shall have given written notice to Company not less than one hundred and twenty (120) days prior to the expiration of the term sought to be renewed.  Franchisee's failure to deliver notice of renewal within the time specified shall constitute a default under, and be subject to, Paragraph 29 hereof.  All of the terms and conditions of this Agreement shall remain in full force and effect during any extension or renewal hereof.

26.

Franchisee shall have the right to terminate this Agreement by giving Company written notice of termination not less than one hundred and twenty (120) days prior to the date set by Franchisee for termination.  Once given, such notice of termination shall be irrevocable, unless otherwise agreed in writing between the parties.  In the event of termination by Franchisee, Franchisee covenants and agrees that during the said period prior to the date set for termination, it will continue to maintain complete operations unless written arrangements are made between Company and Franchisee for an earlier termination.  Franchisee agrees to cooperate fully with Company to expedite the transfer of its interest hereunder to any person or firm that may succeed to such interest following termination.

27.

Franchisee shall have the right to sell the franchise granted herein, or all (but not part) of the business and assets owned or utilized by Franchisee in the operation of such franchise, to such person or persons as shall have first been approved in writing by Company.  Company reserves the right to approve any proposed purchaser, and represents that such approval will not be unreasonably withheld. There shall be no sale or other transfer of the franchise granted herein, or of the business or assets owned or utilized by Franchisee in the operation of such franchise, without such prior written approval by Company.

Any offer to purchase this franchise, or the business or assets owned or utilized by Franchisee in the operation of this franchise, shall be first submitted in writing to Company in the form of a binding letter of intent (conditioned, however, upon Company’s consent), setting forth the terms of the offer to purchase in detail reasonably satisfactory to Company, signed by Franchisee and the proposed purchaser and accompanied by a certified check representing at least ten percent (10%) of the proposed purchase price.  Company or its nominee shall thereupon have the prior right to purchase this franchise under terms equivalent to those set forth in such letter of intent, which right must be exercised by giving notice in writing to Franchisee within thirty (30) days after receipt by Company of the letter of intent.  In the event that Company fails to exercise such right within the thirty (30) day period, then Franchisee may complete the sale to the proposed purchaser under the terms set forth in the letter of intent.  In the event that Company shall have exercised its option, or upon the expiration of thirty (30) days, whichever shall first occur, Company shall thereupon return said check to Franchisee.

The foregoing provisions of this Paragraph 27 shall apply to the sale or transfer of any shares of Franchisee by Shareholder.  Upon the death of any Shareholder, his or her heirs, legatees or personal representatives shall take such shares subject to the limitations and conditions set forth herein. Each share certificate issued by Franchisee shall bear the following notation:

“The transfer of the shares represented by this certificate is subject to the limitations and conditions contained in an agreement executed by the holder of this certificate, a copy of which restrictions and conditions is on file with the issuing corporation, and is available for inspection by any shareholder.”

28.

In the event that Franchisee files a voluntary petition under any federal or state law relating to bankruptcy or insolvency, or makes an assignment for the benefit of creditors, Franchisee shall be in default under the terms hereof.  In the event that Franchisee has a petition filed against it under any federal or state law relating to bankruptcy, insolvency, or appointment of a receiver, and the same is not discharged within thirty (30) days from the date thereof, Franchisee shall be in default under the terms hereof.  In the event Franchisee shall close its office, cease operations or otherwise abandon this franchise, or violate any of the provisions of Paragraph 18 of this Agreement, Franchisee shall be in default under the terms hereof.  Upon any such default set forth in this Paragraph 28, Company shall have the right to terminate this Agreement immediately upon delivery of written notice of termination to Franchisee.

29.

In the event that Franchisee shall fail to fully and faithfully perform and abide by all of the terms, covenants and conditions of this Agreement, Franchisee shall be deemed in default hereunder. Upon receipt of a written notice from Company stating the nature and character of any such default, Franchisee thereupon shall have thirty (30) days from the date of such notice to cure said default to the satisfaction of Company, except that any default due to nonpayment of monies owed Company shall be cured by Franchisee within ten (10) days from the receipt of such written notice.  Franchisee shall not be deemed to have cured a payment default if it incurs another payment default within the ten-day cure period.  If any such default is not cured within the applicable period following receipt of Company's written notice thereof, or upon any subsequent default in the payment of monies due Company, Company may terminate this Agreement without further notice to Franchisee other than written notice of termination.  Failure of Company to notify Franchisee of any default as set forth herein, or to terminate this Agreement pursuant to any provision of this Agreement, shall not constitute a waiver of any such default, nor shall it constitute a consent, acquiescence or waiver of any subsequent defaults whether of the same or a different character.

30.

Upon the expiration or other termination of this Agreement for any reason, including the rejection of this contract by Franchisee in connection with any bankruptcy proceedings filed by or against Franchisee, Franchisee's right to use the plans, methods and procedures of Company together with the trade names, trademarks and/or service marks now or hereafter licensed or acquired, and any derivatives thereof, shall immediately cease, and Franchisee shall immediately discontinue the use thereof and shall deliver to Company all forms of advertising, publications, documents, or other instruments bearing such trade names, trademarks or service marks.  Upon any such expiration or other termination, Company shall have the immediate right to place its employees, or those of its designee, upon the premises of Franchisee for the purpose of continuing the operation of the business for the benefit of Company.  Franchisee agrees to turn over to Company, and to no other party without the express written consent of Company, the names, addresses and telephone numbers of all of the customers and the permanent and temporary employees of the business operated pursuant to this Agreement (all of which information Franchisee hereby acknowledges has been co-developed by Company and Franchisee during the term of this Agreement, and which Franchisee has been authorized by Company to use only in connection with a business operated pursuant to the terms and conditions set forth in this Agreement), and any manuals furnished or made available to it by Company.  Franchisee further agrees to execute and deliver to Company any and all instruments necessary to effect assignment or other transfer of its telephone number(s), telephone directory listing agreement(s), office lease(s), office equipment lease(s) and all licenses, permits, certificates of need or other authorizations (or the rights thereto) which Company elects to assume, to Company or its designee upon Company's written demand therefor.  The failure or refusal of Franchisee to immediately comply with such demand upon receipt thereof shall vest in Company, through its duly appointed officers, full power and authority in the name of and on behalf of Franchisee as its Attorney-in-Fact as fully as Franchisee might do itself, to execute or cause to be executed any of the foregoing instruments to effect such assignment(s) or other transfer(s).  Company shall be responsible for all payments to be made under any such lease or agreement from and after the later of the effective date of assignment or the date of expiration or other termination of this Agreement.  Franchisee further agrees that, upon such expiration or other termination, it will no longer do business as a corporation under, or use as an assumed or registered trade name, the names INTERIM, INTERIM HEALTHCARE or INTERIM HEALTHCARE STAFFING, or any other trade name, trademark or service mark hereafter licensed by or acquired from Company, and Franchisee agrees to execute or cause to be executed, such document or documents and to take such further steps as may be necessary so as to cease all use of such trade names, trademarks or service marks.  Company shall have the right to apply to a court of competent jurisdiction for an injunction to restrain Franchisee from continuing to use the aforesaid names as part of its corporate or assumed name and from using any trade name, trademark or service mark authorized by Company in this Agreement or elsewhere, or any derivatives thereof, and Franchisee agrees that such court may decree the payment by Franchisee of all reasonable attorney's fees and costs incurred by Company in any such proceedings.

31.

In the event that any one or more of the covenants and conditions herein contained shall be held to be in violation of or unenforceable because of any law, it is understood that none of the other rights or obligations herein shall be prejudiced nor rendered unenforceable by reason thereof.

32.

Whenever the term “Franchisee” appears herein, it shall be taken to mean and include any assignee of Franchisee.  Each and every covenant of Franchisee herein contained shall at all times be binding upon such assignee.  This Agreement may not be assigned, sub-licensed or otherwise alienated without the prior written consent of Company.

33.

This Agreement and the terms and provisions hereof shall inure to the benefit and be binding upon the heirs, successors, or assigns of the parties hereto.  It is specifically understood and agreed that Company may, at its option, assign its interest in this Agreement to any corporation, partnership or person at Company's option.

34.

Any written notice provided herein to be given Franchisee shall be given by facsimile transmission, overnight courier or certified mail addressed to Franchisee at the office required to be maintained by Franchisee under this Agreement.  Any written notice required to be given to Company shall be by facsimile transmission, overnight courier or certified mail addressed to Company at its office at 1601 Sawgrass Corporate Parkway, Sunrise, Florida 33323, or to such other address as Company may designate.  Unless otherwise specified in this Agreement, written notice shall be presumed received by both parties as of the date of the receipt or refusal of receipt thereof by any employee of the addressee.

35.

The provisions of this Paragraph 35 shall apply to this Agreement, and to any other related or ancillary written or verbal contract, for the purchase of services by Franchisee from Company, provided that the cost or value of services under such contract is at least $10,000.00 in any twelve (12) month period.

(a)

Company agrees, upon request of the Comptroller General or upon written request of the Secretary of the Department of Health and Human Services, to make available to either of them, or to their duly authorized representatives, all contracts, books, documents and records of Company necessary to verify the costs of the services provided by Company to Franchisee under the above-described contracts.  Such access will be provided until the expiration of four years after the services are furnished under such contracts.

(b)

If Company carries out any of its duties under any of the contracts described above through a subcontract, with a value or cost of $10,000.00 or more over a twelve (12) month period, with a related organization (as the term is defined in 42 C.F.R. 420.301), such subcontract shall contain a clause to the effect that until the expiration of four years after the furnishing of such services pursuant to such subcontract, the related organization shall make available, upon written request to the Secretary, or upon request to the Comptroller General, or any of their duly authorized representatives, the subcontract, and books, documents, and records of such organization that are necessary to verify the nature and extent of such costs.

(c)

This Paragraph 35 shall be construed so as to comply with Section 952 of Public Law 96-499 and 42 C.F.R. 420.300 through 420.304, as amended from time-to-time, but shall not permit or require access to the books, records, and documents of Company except as required by such law or regulation.  Company reserves the right to deny or challenge any request for such access which it believes is not required by or contrary to any law or regulation.

36.

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed in Florida, without regard to conflicts of law principles thereunder.  Franchisee acknowledges and agrees that this Agreement is to be substantially performed within the State of Florida.  Accordingly, Company and Franchisee agree that any action or proceeding arising out of or related in any way to this Agreement shall be brought solely in a court of competent jurisdiction sitting in Broward County, Florida, provided, however, that any action brought by Company to enforce the provisions of Paragraphs 18 or 27 of this Agreement may be brought in a court of competent jurisdiction sitting within any venue permitted by law.  Franchisee hereby irrevocably and unconditionally consents to the jurisdiction of any such court and hereby irrevocably and unconditionally waives any defense of an inconvenient forum to the maintenance of any action or proceeding in any such court, any objection to venue with respect to any such action or proceeding and any right of jurisdiction on account of the place of residence or domicile of any party thereto.  Franchisee hereby irrevocably and unconditionally waives the right to a jury trial in connection with any claim arising out of or related to this Agreement.  Any litigation between Company and Franchisee shall be limited to the individual claims of either party and no claim of any other party shall be the subject of such litigation on any basis whatsoever, whether by consolidation, by class or representative principles, or otherwise.

37.

If either Company, on the one hand, or Franchisee, on the other hand, commences an action against the other to interpret or enforce any term or condition of this Agreement, or as a result of a breach or alleged breach by the other party of any term or condition of this Agreement, the non-prevailing party shall pay to the prevailing party reasonable attorneys' fees (including a reasonable fee allocated to services provided by in-house counsel), costs and expenses incurred in connection with the prosecution or defense of such action (including at any appellate level).

38.

Franchisee hereby acknowledges receipt of this Agreement containing all material terms at least five business days prior to the date of execution.  This Agreement shall be effective as of April 4, 2007.

IN WITNESS WHEREOF, Company has caused this Agreement, consisting of 29 pages, including the INTERIM HEALTHCARE and INTERIM HEALTHCARE STAFFING logos attached hereto as Exhibit A, the Agreement between Company and Shareholder dated September 7, 2005 attached hereto as Exhibit B and a Franchise Agreement Addendum attached hereto as Exhibit C, to be executed by its duly authorized officers this 19th day of April 2007.

ATTEST:

                            INTERIM HEALTHCARE INC.

By: /s/___________________________                                By:/s/_____________________________

        Secretary                                                                                  President

IN WITNESS WHEREOF, Franchisee has caused this Agreement to be executed by its duly authorized officers this 19th day of April 2007.

ATTEST:

INTERIM HEALTHCARE OF

WYOMING, INC.

By: /s/___________________________

                             By:/s/____________________________

        Secretary

                          President

IN WITNESS WHEREOF, Shareholder has executed this Agreement for the express purpose of being bound thereby with respect to the covenants and conditions of Paragraphs 18 and 27 hereof, all on the date last above written.  Shareholder further acknowledges and agrees that this Agreement shall be subject to the terms and conditions set forth in Exhibit C attached to this Agreement.

WIZZARD SOFTWARE CORP.

By: /s/Christopher J. Spencer

        President

The undersigned, as shareholders, directors, officers, managers, executives and/or administrators of Shareholder, have executed this Agreement on the date last above written for the express purpose of confirming their agreement to be bound by the covenants and conditions of Sections 18 and 27 of this Agreement, and hereby acknowledge have received and read a copy of same.

/s/Gordon Berry

/s/ Christopher J. Spencer

Gordon J. Berry

   Christopher J. Spencer

EXHIBIT A-1

EXHIBIT A-2

EXHIBIT A-3

FRANCHISE AGREEMENT ADDENDUM

This Addendum constitutes an amendment to that certain INTERIM HEALTHCARE Full Service franchise agreement bearing even date herewith (the “Franchise Agreement”) between Franchisee and Company, and is attached to such Franchise Agreement at the date of its execution.  It is the intent of the parties that the terms and conditions set forth in this Addendum shall supersede any terms or conditions in the Franchise Agreement which are inconsistent with the terms and conditions contained herein.

1.  Weekly Service Charges.

(a) For the twelve month period from April 4, 2007 until April 3, 2008, Franchisee shall pay a weekly service charge equal to 2.25% on the first $38,000 of sales each week, and 5.25% of sales in excess of $38,000 each week.

(b) For the twelve month period from April 4, 2008 until April 3, 2009, Franchisee shall pay a weekly service charge equal to 3.25% on the first $38,000 of sales each week, and 5.25% of sales in excess of $38,000 each week.

(c) For the twelve month period from April 4, 2009 until April 3, 2010, Franchisee shall pay a weekly service charge equal to 4.25% on the first $38,000 of sales each week, and 5.25% of sales in excess of $38,000 each week.

(d) At all times after April 3, 2010, Franchisee shall pay weekly service charges on all sales at the rate of 5.25% of such sales.

Anything in this Addendum to the contrary notwithstanding, effective with respect to all periods after April 3, 2010, if Franchisee is in good standing on the date weekly service charges are due, the weekly service charge on Franchisee’s Medicaid sales only shall be reduced to 3.25% of such sales.  Franchisee’s obligation to pay weekly service charges at the rate of 5.25% on Medicaid sales as a result of its failure to remain in good standing shall not be contingent upon receipt by Franchisee of prior notice that Franchisee has failed to remain in good standing, and Company shall be under no obligation to provide such prior notice to Franchisee.  Franchisee’s subsequent return to a status of good standing shall not relieve it of its obligation to pay weekly service charges on Medicaid sales at the rate of 5.25% for any period during which Franchisee was not in good standing, and its failure to do so shall constitute a default under the Franchise Agreement.

With respect to any period during which Franchisee is required to pay weekly service charges at the rate of 5.25% of sales, such weekly service charges shall be subject to reduction pursuant to the terms and conditions of any royalty incentive or similar program which Interim may establish from time-to-time, provided that Franchisee is eligible for such program and meets each of the terms and conditions necessary to qualify for participation therein.

2. Trade Names.  Unless otherwise agreed in writing between the parties, Franchisee shall identify the franchise business as follows:

(a) For the first twelve month period following the effective date of the Franchise Agreement, Franchisee shall identify the franchise business as “Professional Personnel.”

(b) For the second twelve month period following the effective date of the Franchise Agreement, Franchisee shall identify the acquired business as “Professional Personnel, an Interim Healthcare Affiliate.”

(c) For the third twelve month period following the effective date of the Franchise Agreement, Franchisee shall identify the acquired business as “Interim Healthcare, formerly Professional Personnel.”

(d) At all times after the third twelve month period following the effective date of the Franchise Agreement, Franchisee shall identify the acquired business as “Interim Healthcare.”

Commencing with the effective date of the Franchise Agreement, all employees of the franchise business who directly provide the services authorized by the Franchise Agreement shall be required to wear badges, sleeve patches, pins or similar items which identify such employees as being associated with Interim Healthcare.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Addendum on the 19th day of April 2007, with the intention of being legally bound thereby effective as of April 4, 2007.

INTERIM HEALTHCARE INC.

INTERIM HEALTHCARE OF

WYOMING, INC.

By: /s/________________________

By: /s/________________________

         President

         President

EXHIBIT A-4

BUSINESS ASSOCIATE AGREEMENT

THIS AGREEMENT entered into by and between INTERIM HEALTHCARE OF WYOMING, INC. (hereinafter “Covered Entity”) and INTERIM HEALTHCARE INC. (hereinafter “Business Associate”) as of April 19, 2007.

WHEREAS, Covered Entity and Business Associate are parties to an “Interim HealthCare” franchise agreement (hereinafter the “Franchise Agreement”); and

WHEREAS, the nature of the relationship contemplated by the Franchise Agreement, and the services provided or made available by Business Associate to Covered Entity thereunder, require that Business Associate have access to Protected Health Information (as defined below); and

WHEREAS, the Health Insurance Portability and Accountability Act, Public Law 104-191 (“HIPAA”) and the Privacy Rule and Security Rule (as defined below) promulgated thereunder govern the uses and disclosures of Protected Health Information by and between Covered Entity and Business Associate; and

WHEREAS, the parties have entered into this Agreement for the purpose of setting forth their respective obligations with respect to Protected Health Information, pursuant to the requirements of HIPAA and the Privacy Rule and Security Rule.

NOW, THEREFORE, the parties agree as follows:

Article 1:  Definitions

(a)

Terms used, but not otherwise defined, in this Agreement shall have the same meaning as those terms in the Privacy Rule and the Security Rule as in effect or as amended.

(b)

“Electronic Protected Health Information” or “ePHI” shall have the same meaning as the term “electronic protected health information” in 45 CFR 160.103.

(c)

“Individual” shall have the same meaning as the term “individual” in 45 CFR 160.103 and shall include a person who qualifies as a personal representative in accordance with 45 CFR 164.502(g).

(d)

“Privacy Rule” shall mean the Standards for Privacy of Individually Identifiable Health Information at 45 CFR part 160 and part 164, subparts A and E.

(e)

“Protected Health Information” or “PHI” shall have the same meaning as the term “protected health information” in 45 CFR 160.103, limited to the information created or received or accessed by Business Associate from or on behalf of Covered Entity, and shall include, but not be limited to, all ePHI created, received or accessed by Business Associate from or on behalf of Covered Entity.

(f)

“Required By Law” shall have the same meaning as the term “required by law” in 45 CFR 164.501.

(g)

“Secretary” shall mean the Secretary of the Department of Health and Human Services or his or her designee.

(h)

“Security Rule” shall mean the Security Standards for the Protection of Electronic Protected Health Information at 45 CFR part 160 and part 164, subparts A and C.

Article 2:  Obligations and Activities of Business Associate

(a)

Business Associate agrees to not use or disclose PHI other than as permitted or required by this Agreement or as Required By Law.

(b)

Business Associate agrees to use appropriate safeguards to prevent use or disclosure of PHI other than as provided for by this Agreement.

(c)

Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to Business Associate of a use or disclosure of PHI by Business Associate in violation of the requirements of this Agreement.

(d)

Business Associate agrees to report to Covered Entity any use or disclosure of PHI not provided for by this Agreement of which it becomes aware.

(e)

Business Associate agrees to ensure that any agent, including a subcontractor, to whom it provides PHI received from, or created or received by Business Associate on behalf of Covered Entity agrees to the same restrictions and conditions that apply through this Agreement to Business Associate with respect to such PHI.

(f)

Business Associate agrees to make internal practices, books, and records, relating to the use and disclosure of PHI received from, or created or received by Business Associate on behalf of, Covered Entity available to Covered Entity, or at the request of Covered Entity, to the Secretary, in a time and manner as designated by the Secretary, for purposes of the Secretary determining Covered Entity's compliance with the Privacy Rule.

(g)

Business Associate agrees to document such disclosures of PHI and information related to such disclosures as would be required for Covered Entity to respond to a request by an Individual for an accounting of disclosures of PHI in accordance with 45 CFR 164.528.

(h)

Business Associate agrees to provide to Covered Entity or an Individual, in the time and manner as agreed by the parties, information collected in accordance with Section (g) above, to permit Covered Entity to respond to a request by an Individual for an accounting of disclosures of PHI in accordance with 45 CFR 164.528.

(i)

If Business Associate has PHI in a Designated Data Set, Business Associate agrees to provide access, at the request of Covered Entity, and in the time and manner as agreed by the parties, to PHI in a Designated Record Set, to Covered Entity or, as directed by Covered Entity, to an Individual in order to meet the requirements under 45 CFR 164.524.

(j)

If Business Associate has PHI in a Designated Data Set, Business Associate agrees to make any amendments to PHI in a Designated Record Set that Covered Entity directs or agrees to pursuant to 45 CFR 164.526 at the request of Covered Entity or an Individual, and in the time and manner as agreed by the parties.

(k)

With respect to ePHI, Business Associate shall:

(i)

Implement administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, integrity and availability of the ePHI it creates, receives, maintains, accesses or transmits on behalf of Covered Entity as required by the Security Rule;

(ii)

Ensure that any agent, including a subcontractor, to whom it provides such ePHI agrees to implement reasonable and appropriate safeguards to protect it; and

(iii)

Report to Covered Entity any security incident of which it becomes aware, including, without limitation, any attempted or successful unauthorized access, use, disclosure, modification or destruction of ePHI or interference with system operations in an information system.

Article 3:  Permitted Uses and Disclosures by Business Associate

(a)

Except as otherwise limited in this Agreement, Business Associate may use or disclose PHI to perform functions, activities, or services for, or on behalf of, Covered Entity as specified in the Franchise Agreement or which are otherwise provided to Business Associate’s “Interim HealthCare” franchise system generally, provided that such use or disclosure would not violate the Privacy Rule or the Security Rule if done by Covered Entity or the minimum necessary policies and procedures of Covered Entity.

(b)

Except as otherwise limited in this Agreement, Business Associate may use PHI for the proper management and administration of the Business Associate or to carry out the legal responsibilities of the Business Associate.

(c)

Except as otherwise limited in this Agreement, Business Associate may disclose PHI for the proper management and administration of Business Associate, provided that disclosures are Required By Law, or Business Associate obtains reasonable assurances from the person to whom the PHI is disclosed that it will remain confidential and used or further disclosed only as Required By Law or for the purpose for which it was disclosed to the person, and the person notifies Business Associate of any instances of which it is aware in which the confidentiality of the PHI has been breached.

(d)

Except as otherwise limited in this Agreement, Business Associate may use PHI to provide Data Aggregation services to Covered Entity as permitted by 42 CFR 164.504(e)(2)(i)(B).

(e)

Business Associate may use PHI to report violations of law to appropriate Federal and State authorities, consistent with 42 CFR 164.502(j)(1).

Article 4:  Obligations of Covered Entity

(a)

Covered Entity shall notify Business Associate of any limitations in its notice of privacy practices of Covered Entity in accordance with 45 CFR 164.520, to the extent that such limitation may affect Business Associate's use or disclosure of PHI.

(b)

Covered Entity shall notify Business Associate of any changes in, or revocation of, permission by any Individual to use or disclose PHI, to the extent that such changes may affect Business Associate's use or disclosure of Protected Health Information.

(c)

Covered Entity shall notify Business Associate of any restriction to the use or disclosure of Protected Health Information that Covered Entity has agreed to in accordance with 45 CFR 164.522, to the extent that such restriction may affect Business Associate's use or disclosure of PHI

Article 5:  Permissible Requests by Covered Entity

Covered Entity shall not request Business Associate to use or disclose PHI in any manner that would not be permissible under the Privacy Rule or the Security Rule if done by Covered Entity.

Article 6:  Term and Termination

(a)

This Agreement shall be effective as of the date hereof, and shall terminate on the later of (i) the termination for any reason of the Franchise Agreement, or (ii) when all of the PHI provided by Covered Entity to Business Associate, or created or received by Business Associate on behalf of Covered Entity, is destroyed or returned to Covered Entity, or, if it is infeasible to return or destroy PHI, protections are extended to such PHI, in accordance with the termination provisions in this Article 6.

(b)

Notwithstanding any other provision of this Agreement, upon Covered Entity's knowledge of a material breach of this Agreement by Business Associate, Covered Entity shall, at its option:

(i)

Provide an opportunity for Business Associate to cure the breach or end the violation and terminate this Agreement if Business Associate does not cure the breach or end the violation within the time specified by Covered Entity;

(ii)

Immediately terminate this Agreement if Business Associate has breached a material term of this Agreement and cure is not possible; or

(iii)

If neither termination nor cure is feasible, Covered Entity shall report the violation to the Secretary.

(c)

Except as provided in (d) below, upon termination of this Agreement, for any reason, Business Associate shall return or destroy all PHI received from Covered Entity, or created or received by Business Associate on behalf of Covered Entity.  This provision shall apply to PHI that is in the possession of subcontractors or agents of Business Associate.  Business Associate shall retain no copies of the PHI.

(d)

In the event that Business Associate determines that returning or destroying the PHI is infeasible, Business Associate shall provide to Covered Entity notification of the conditions that make return or destruction infeasible.  Upon its determination that return or destruction of PHI is infeasible, Business Associate shall extend the protections of this Agreement to such PHI and limit further uses and disclosures of such PHI to those purposes that make the return or destruction infeasible, for so long as Business Associate maintains such PHI.

Article 7:  Miscellaneous

(a)

A reference in this Agreement to a section in the Privacy Rule or the Security Rule means the section as in effect or as amended.

(b)

The Parties agree to take such action as is necessary to amend this Agreement from time to time as is necessary for Covered Entity to comply with the requirements of the Privacy Rule, the Security Rule and the Health Insurance Portability and Accountability Act of 1996, Pub. L. No. 104-191.

(c)

The respective rights and obligations of Business Associate under Article 6 of this Agreement shall survive the termination of this Agreement.

(d)

Any ambiguity in this Agreement shall be resolved to permit Covered Entity to comply with the Privacy Rule and the Security Rule, as applicable.

[SIGNATURES ARE ON THE FOLLOWING PAGE.]

EXECUTED AND AGREED TO as of the date first written above.

INTERIM HEALTHCARE INC.

INTERIM HEALTHCARE OF

                                                                         WYOMING, INC.

By: /s/___________________________

     By: /s/___________________________

        President

             President

EXHIBIT B

INTERIM SERVICES INC.

FRANCHISE AGREEMENT

AGREEMENT, made and entered into this day by and between INTERIM SERVICES INC., a Delaware corporation, hereinafter referred to as "Company," and INTERIM HEALTHCARE OF WYOMIMNG, INC., a Wyoming corporation, hereinafter referred to as "Franchisee":

W I T N E S S E T H:

WHEREAS, Company has developed and is the owner of certain plans, procedures and methods for recruiting and supplying personnel to provide home health care and to perform temporary and permanent placement services to others and has the right to use and to license others to use certain trademarks, service marks, trade names and the goodwill attached thereto, and;

WHEREAS, Franchisee desires to acquire from Company a franchise to operate a business in accordance therewith, and to use Company's trademarks, service marks and trade names, and to utilize Company's goodwill in connection therewith;

NOW THEREFORE, in consideration of the execution of the within Agreement and of the covenants and conditions herein contained, it is mutually agreed and understood as follows:

1.

Company hereby grants, and Franchisee hereby accepts, for the period, within the area hereinafter described, and upon the terms, conditions and limitations hereinafter set forth, the right and license:

(a)  To utilize the plans and procedures of Company in the operation of a franchise of Company;

(b) To utilize the trademarks and service marks of Company, representations of which are affixed hereto, and to utilize the trade name designated as:

INTERIM HEALTHCARE; and

(c)  To operate an "INTERIM HEALTHCARE" temporary personnel service and home health agency franchise for the sole purpose of providing home health care and of furnishing and supplying individuals

1

or group services of personnel in nursing, and related health care occupations as the same may be defined by Company from time-to-time, excluding medical secretarial and clerical occupations, physicians, chiropractors, doctors of osteopathy and dentists.  This franchise shall not include or authorize the operation of a temporary personnel service in any other occupations or for any other purpose.  This franchise does not include or authorize the sale of durable medical equipment other than in connection with and to the patients receiving home health care services authorized by this Agreement.  All such excluded services and rights are specifically reserved to Company.

This Franchise Agreement includes an INTERIM HEALTHCARE Franchise Agreement Addendum, consisting of three pages and adding Paragraphs 1 through 5, inclusive.

2.

Subject to the terms and conditions set forth in Paragraph 5 of the INTERIM HEALTHCARE Franchise Agreement Addendum attached hereto, this franchise is for the area described as follows:

Big Horn, Sheridan, Washakie, Johnson, Campbell, Natrona, Converse, Niobrara, Carbon, Albany, Platte, Goshen and Laramie Counties, Wyoming,

and Company agrees that, as long as Franchisee shall not be in default hereunder, neither it nor any person or firm authorized or licensed by it shall establish an office for the purposes heretofore described, within the foregoing area.

3.

Franchisee acknowledges that Company is the owner of all proprietary rights in and to the said plans and procedures together with the good will now and hereafter attached thereto; that the manuals, bulletins, material and information now or hereafter provided or revealed to Franchisee pursuant to this Agreement have been unavailable to Franchisee and constitute trade secrets owned by Company and revealed in confidence hereunder, and that no right is given or acquired to use or duplicate any of the aforementioned rights or information elsewhere than in the area described in this Agreement, and only pursuant to the terms of this Agreement.

4.

Nothing herein contained shall be construed to vest in Franchisee any right, title or interest in and to any trade name, trademark or service mark, or any variation, derivation or registration thereof which is now or may be hereafter developed, acquired or granted hereunder [including but in no way limited to those affixed hereto and specifically described in Paragraph 1(b)], together with the goodwill now or hereafter attached thereto, other than to use the same pursuant to the terms and conditions of this Agreement.  Franchisee expressly recognizes the exclusive right of Company to file in its own name all federal, state or local applications for registration of any such names or marks.

2

5.

Franchisee is a corporation organized under the laws of the state of Wyoming, and shall operate its business under its current corporate structure.  The sole purpose of such corporation shall be the operation of this franchise.  Franchisee shall immediately cause an amendment to its charter to be approved and filed with the proper authorities in the state of Wyoming, if necessary, so as to fully comply with the requirements of this Paragraph with respect to the operation by Franchisee of this franchise, and the purpose of the corporation.  To the extent allowable by local law, Franchisee will operate its business under the name INTERIM HEALTHCARE, for the purpose of conforming to the generally used and accepted naming of franchisees of Company located in other areas.  Franchisee shall furnish Company with a certified copy of its Certificate of Incorporation and any amendments thereto, together with a complete list of all of its shareholders showing the amount of capital paid in or to be paid in by each.  Franchisee shall furnish the same information immediately with respect to any new shareholders and shall immediately furnish a certified copy of any future amendments to its Certificate of Incorporation.

6.

Franchisee hereby acknowledges that Company has the right to establish on its own account, or offer as a franchise to others, a franchising agreement similar to the franchise granted hereunder within the state designated in Paragraph 2 hereof in an area other than the area specifically described therein. Franchisee agrees to immediately upon written demand by Company, execute or cause to be executed, such instrument as may be required by any court or public authority in such state, consenting to the use of the name set forth in Paragraph 1(b) hereof in connection with the operation of such other or further businesses or franchises as corporations or otherwise.  The failure or refusal of Franchisee to comply with such demand immediately upon the receipt thereof shall thereupon vest in Company, through its designated officers, full power and authority in the name of and on behalf of Franchisee as its Attorney in Fact as fully as Franchisee might do itself, to execute or cause to be executed any of the foregoing instruments required by any such public authority or court.

7.

Company agrees to furnish or provide the following services or assistance in the operation of this franchise:

(a)

furnish an Operating Manual which will be updated from time-to-time;

(b)

keep Franchisee informed with respect to new developments and procedures in the operation of this franchise;

(c)

cooperate with Franchisee in obtaining contracts for its services from government and industry;

(d)

assist in the development and preparation of sales and promotional campaigns and materials;

3

(e)

furnish national account leads;

(f)

analyze periodically the sales program, promotional efforts, financial status and other aspects of Franchisee’s business, all of which shall be based on data submitted by Franchisee, and to make suggestions based on such analysis;

(g)

counsel and assist Franchisee in the administration of its insurance program and claims, and the handling of its payroll taxes and unemployment claims, based upon information submitted by Franchisee; and

(h)

wherever possible, and with the cooperation of Company’s other franchisees, obtain master insurance policies for their benefit.

8.

Company shall match the total fees for national advertising paid by its franchisees pursuant to Paragraph 20(b) hereof, by spending for national advertising media costs an amount equal to that paid by its franchisees.  The fees paid by Franchisee and matched by Company may be commingled by Company, but shall be used solely to purchase, rent or otherwise acquire media space or time for such advertising, and no part of the fees paid by Franchisee and matched by Company, shall be used by Company for production costs, which shall be separately paid for by Company.  Subject to the foregoing, Company shall have complete and absolute discretion in when and whether to conduct, and in the planning and development of, national advertising and in the expenditure of all national advertising funds, including those contributed by Franchisee.  Any amounts allocated or spent for national advertising by or on behalf of any of Company's branch offices shall be credited against Company's obligation to match advertising fees as set forth herein.

9.

Company agrees that one of its representatives shall visit the office of Franchisee, at Company's expense, at least once each year for the purpose of counseling with Franchisee and reviewing its operation.

10.     (a)  Franchisee agrees that it will, in good faith, develop, maintain and promote the business and public image of Company and any trademarks, trade names and service marks, the use of which are granted hereunder.  Franchisee shall continuously and prominently display said trademarks, trade names and service marks in connection with all aspects of its business, and will neither perform nor fail to perform any act, the result of which might detract from the uniform public image of Company's business or its trademarks, trade names and service marks.  Franchisee further agrees to adhere to Company's written policies, procedures, regulations and standards uniformly applicable to all of its franchisees, as

4

set forth in Company's Policy Manuals and other written materials provided to Franchisee, provided that none of the foregoing shall vary or alter the provisions of this Agreement.

(b)   Franchisee shall conduct the business authorized hereunder in accordance with all applicable laws, statutes, rules and regulations.  Without limiting the generality of the foregoing, Franchisee shall comply with Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Equal Pay Act, the Americans with Disabilities Act, and the Immigration Reform and Control Act, as such laws now exist or are hereafter amended, in the operation of the business authorized hereunder.

(c)    Franchisee shall obtain, and maintain throughout the term of this Agreement and any extensions or renewals hereof, all licenses and permits which are necessary or appropriate to the operation of the business described herein.  In the event that Franchisee shall be required by law to secure an employment agency license, or other form of occupational business license, the conditions of such license, to the extent permitted by law, shall provide that the license shall be assignable to Company upon termination of this Agreement, and Franchisee hereby agrees to assign any such license to Company or its nominee upon termination of this Agreement.

11.

Franchisee agrees to establish and continuously maintain at its own expense, an office properly identified as an INTERIM HEALTHCARE office.  The office hours shall be consistent with local practices concerning business hours and holidays, provided that Franchisee's services shall be available at all times on a twenty-four hour basis.  Any signs or advertising on or about Franchisee's office shall conform to such uniform specifications as may be developed by Company for application to all of its offices, and Franchisee shall not display or permit the display, on or within the portion of the office within its control, any business name or service not authorized hereunder.  The office required by this Paragraph shall be established on or before June 25, 1994.

12.

Franchisee agrees to use the standard operating forms designed by Company, together with such additional or other operating forms as may be required by law or determined by Company to be necessary for the operation of this franchise.  Franchisee shall have the option of purchasing operating forms and advertising from Company or from other sources of its choosing, provided that any such forms or advertising not purchased from Company shall conform in all respects to the design and specifications of Company.  Thereafter, Franchisee agrees to pay Company's invoices for forms, advertising and other supplies purchased from Company no later than the tenth of the month following the date of such invoices.

5

13.

Franchisee agrees to purchase from a broker of its choice and to continuously maintain the insurance coverages listed below, and agrees to furnish Company with a Certificate of Insurance and/or a copy of each policy, together with data on claims and losses under such policies.  Upon Company's request, Franchisee agrees to add Company as an additional insured to any of its policies.

(a)

WORKMEN’S COMPENSATION:  (including Employer’s Liability) as required by law;

(b)

PUBLIC LIABILITY:     Minimum limits of $100,000/$300,000 Bodily Injury and $100,000 Aggregate Property Damage;

(c)

AUTOMOBILE LIABILITY:

   (including non-owned and hired autos) with the same minimum limits as in (b) above.

(d)

UMBRELLA LIABILITY:

Coverage of $1,000,000, if available;

(e)

BLANKET COMMERCIAL FIDELITY BOND with minimum limits of $10,000, if available; and

(f)

PROFESSIONAL LIABILITY:       Coverage of $100,000, if available.

Nothing herein contained shall be, or be construed to be, an assumption of any obligation by Company to provide any insurance coverage for Franchisee, and the obligation shall be on Franchisee at all times to determine its needs with respect to any insurance coverage other than those specifically described above.

14.

Franchisee agrees to conduct a direct mail campaign directed to a mailing list representative of prospective customers for Franchisee's services within the area of this franchise at least once every sixty (60) days.  Company may, from time-to-time, establish alternative or additional advertising programs or campaigns in which Franchisee's participation shall be deemed to be in lieu of one or more direct mail campaigns as determined by Company.  All advertising and promotional materials used by Franchisee shall be approved by Company.

15.

Franchisee agrees to place, at its expense, one of Company's standard classified ads in the telephone "Yellow Page" and "White Page" directories issued in its area.  Franchisee shall determine the size of the standard ad utilized.  The category of such ads shall be approved by Company.

16.

Franchisee agrees to prepare and furnish Company with the following reports of

6

its operations on the designated dates or intervals on forms required by law or prescribed and furnished by Company, as the case may be:

(a)

a complete weekly report containing payroll, sales and advertising information on a form specified by Company and applicable to all its franchisees, due on the Friday next succeeding the week for which such report is made;

(b)

a monthly financial statement containing a complete balance sheet and profit and loss statement prepared according to the form and procedures set forth from time-to-time by Company, due within thirty (30) days after the end of each month;

(c)

true and correct copies of all federal, state and local payroll tax returns, including but not limited to returns with respect to FICA, income and unemployment taxes, and copies of Franchisee's federal income tax return (Form 1120 or 1120S), together with certification of payment of any taxes disclosed to be due on any of the said returns if requested by Company, all due within thirty (30) days after the due date of each such return; and

(d)

a duplicate original of all agreements required in Paragraph 19 hereof, due immediately upon execution thereof.

17.

Franchisee agrees that it will at all times keep and record all sales of every nature, kind or description in books of account established and kept according to Company's bookkeeping system and procedures consistent with generally accepted accounting methods.  Company shall have, at all reasonable times and during business hours, the right to inspect any and all books and records of Franchisee.

18.

It is agreed that the relationship of the parties hereto is that of franchisee and franchisor, and that in no event shall Company and Franchisee be considered partners, joint venturers or agents of or for each other.  Company shall at no time be responsible for any costs or expenses of Franchisee's operation, and Franchisee hereby agrees and undertakes to and does indemnify and hold Company harmless with respect to any claims which may at any time arise or be asserted against Company by reason of Franchisee's operation.

19.

The covenants of this Paragraph 19 are independent covenants of the Franchisee and not dependent upon the performance by Company of any of its covenants in the within Agreement.  The breach or claimed breach by Company of any of its said covenants shall in no way affect the right of Company to enforce any of the covenants of the within Paragraph 19.

7

(a)

Franchisee hereby represents that BRENDA S. MOSHER and DENNIS S. MOSHER are all of the shareholders or subscribers of Franchisee corporation.  Such shareholders and subscribers are hereby made parties to this Agreement, and are hereinafter referred to for convenience as Shareholders. Shareholders hereby acknowledge that Company has granted the within franchise to Franchisee, primarily upon Company's investigation and reliance upon the qualifications of Shareholders.  It is understood by Shareholders that they, and each of them, may have access to or may be furnished with certain plans, procedures, methods, data, manuals and other information, all of which are hereby acknowledged to be confidential trade secrets, heretofore unavailable to them, and that this franchise and the said trade secrets would not have been granted or furnished, excepting upon and in consideration of the covenants of Shareholders hereinafter contained.

1)

Shareholders accordingly hereby covenant and agree that, commencing with their execution of this Agreement, and for a period ending eleven (11) months after the expiration or other termination of this Agreement for any reason, or of their share ownership in Franchisee corporation, whichever shall first occur, that they will not, directly or indirectly, individually or for any third party, without the prior written authority of Company, engage in any business or activity competitive to the business conducted by Franchisee, or any assignee or affiliate of Franchisee, pursuant to this Agreement, or assist such competition or competitor in any way within the area described as follows:

Big Horn, Sheridan, Washakie, Johnson, Campbell, Natrona, Converse, Niobrara, Carbon, Albany, Platte, Goshen and Laramie Counties, Wyoming, and any county contiguous to any part of any such named counties.

2)

Shareholders further agree that they will not, at any time either during or after the expiration or other termination of this Agreement for any reason, directly or indirectly make use of or disclose to any third party the details or provisions of any written or oral contract or of any agreement between Company and any other firm or person, nor the details of any statistical data, customer list, advertising material, manuals, forms, techniques, methods or procedures of Company which may come to their attention or knowledge by reason of their association with Company or Franchisee. Shareholders agree that they will, immediately upon expiration or other termination of this

8

Agreement for any reason, or upon termination of their share ownership in Franchisee corporation, whichever shall first occur, return to Company or to Franchisee, as the case may be, any customer list, employee lists, manuals, advertising or promotional materials, or other books, papers, documents or data belonging to or related to the business of Company.

3)

Shareholders further agree not to sell, transfer or assign by way of gift or otherwise any of their stock in Franchisee corporation without first securing from such prospective shareholder a signed copy of the foregoing agreement containing substantially the same provisions, a copy of which shall be immediately furnished to Company.

(b)

Each Franchisee who is a party to this Agreement agrees that, for a period commencing with the execution of this Agreement and ending eleven (11) months after the expiration or other termination of this Agreement for any reason, or such Franchisee's interest hereunder, whichever shall first occur, he, she or it will be subject to and bound by each of the covenants and restrictions set forth in subparagraphs (1) and (2) of Paragraph 19(a) hereof, within the area set forth as follows:

Big Horn, Sheridan, Washakie, Johnson, Campbell, Natrona, Converse, Niobrara, Carbon, Albany, Platte, Goshen and Laramie Counties, Wyoming, and any county contiguous to any part of any such named counties.

(c)  Franchisee covenants and agrees that it will not engage any clerical, sales, or executive employees, or issue or transfer any shares in Franchisee corporation, unless and until it shall have first secured and delivered to Company a signed agreement from each such individual or entity, in the form then in use and prescribed by Company and containing substantially the covenants and conditions hereinbefore set forth in Paragraph 19(a) above, restricting future employment and other activities which may be directly or indirectly competitive to the business of Company or Franchisee. Franchisee acknowledges that it has been furnished with a copy of such agreement currently in use by Company.

(d)  Franchisee covenants that it will not allow, suffer or permit access to, or knowledge of, any of the plans, procedures, methods, data, manuals or other confidential trade secrets of Company, to any party whomsoever who shall not have executed an agreement in conformity with this Paragraph 19. A breach of this covenant shall be a default under the terms of this

9

Agreement and a forfeiture by Franchisee of all rights hereunder.

(e)  Notwithstanding any provisions of this Paragraph 19, Franchisee or its Shareholders may disclose any of the information described above to its attorneys or accountants, banks and insurance underwriters for proper business purposes, or upon the prior written approval by Company, to the applicants for other franchises of Company.

20.

Franchisee agrees to pay to Company the following amounts:

(a)  A weekly service charge equal to five percent (5%) of Franchisee's weekly gross sales, due and payable at the office of Company on the Friday next succeeding the week during which such sales have occurred.

(c)

  A national advertising fee equal to one-quarter of one percent (1/4%) of Franchisee's weekly gross sales, due and payable at the office of Company on the Friday next succeeding the week during which such sales have occurred

21.

The sales quota of Franchisee is hereby established as follows:

Calendar Year 1994……………………..$156,000

Calendar Year 1995……………………..$312,000

Calendar Year 1996……………………..$468,000

Calendar Year 1997……………………..$624,000

Calendar Year 1998 and each

Calendar Year thereafter………..$780,000

22.

Company shall have the option to terminate the within Agreement at the expiration of any period set forth in Paragraph 21 hereof in which Franchisee's gross sales are less than the sales quota established for such period.  Company's failure to deliver written notice of termination to Franchisee within six (6) months after the expiration of any period set forth in Paragraph 21 hereof shall be deemed a waiver of Company's right to terminate for failure to meet the gross sales quota for that period.

23.

Notwithstanding the above-stated option of Company to terminate the within Agreement in the event that Franchisee's sales are less than its sales quota for any period set forth in Paragraph 21 hereof, Franchisee shall have the privilege of retaining this franchise by paying to Company a sum equal to five percent (5%) of the difference between Franchisee's sales for such period and the designated sales quota for the period.  Any amounts which may become due by reason of the provisions of this Paragraph 23 shall become due and payable at the office of Company within ten (10) days after the mailing by Company of a written notice of its option to terminate this franchise, pursuant to the

10

provisions of Paragraph 22 hereof.  In the event that Company shall at any time waive its right to terminate the within Agreement under its option granted in Paragraph 22 hereof, any such waiver by Company shall not in any way limit or affect Company's right to terminate this Agreement for Franchisee's failure to meet gross sales quotas for any subsequent period or upon any other default, or to receive such monies as may be due at the time of such waiver, or as may thereafter become due, or the right to insist upon full and complete performance of each of the other terms of this Agreement, at such time and at all times in the future.

24.

The term sales, including the terms weekly sales, weekly gross sales, and gross sales as used herein, shall mean and include all billings to Franchisee's customers for goods sold and services rendered, excluding only sales taxes or other taxes which may be required by law to be collected from Franchisee's customers.  Franchisee agrees to prepare and issue all billings during the week following the week in which sales are made or services rendered.

25.

This Agreement shall remain in force and effect for a period of five (5) years from the date hereof, with the options to renew the same as hereinafter set forth, all subject, however, to Franchisee's complete and continuing performance of all of its covenants and obligations hereunder.

26.

In the event that this Agreement shall be in full force and effect upon the expiration of the initial five (5) year period, Franchisee shall have the option to renew this Agreement for additional, successive ten (10) year periods, provided that Franchisee shall have given written notice to Company not less than one hundred and twenty (120) days prior to the expiration of the term sought to be renewed.  Franchisee's failure to deliver notice of renewal within the time specified shall constitute a default under and subject to Paragraph 30 hereof.  All of the terms and conditions of this Agreement shall remain in full force and effect during any extension or renewal hereof.

27.

Franchisee shall have the right to terminate this Agreement by giving Company written notice of termination not less than one hundred and twenty (120) days prior to the date set by Franchisee for termination.  In such event, Franchisee covenants and agrees that during the said period prior to the date set for termination, it will continue to maintain complete operations unless written arrangements are made between Company and Franchisee for an earlier termination.  Franchisee agrees to cooperate fully with Company to expedite the transfer of its interest hereunder to any person or firm that may succeed to such interest following termination.

28.

Franchisee shall have the right to sell the franchise granted herein, or any part of the business or assets owned or utilized by Franchisee in the operation of such franchise, upon the receipt of a bona fide written offer, to such person or persons as shall have first been approved in writing by Company.  Company reserves the right to approve any

11

prospective purchaser, and represents that such approval will not be unreasonably withheld. There shall be no sale or other transfer of the franchise granted herein, or any part of the business or assets owned or utilized by Franchisee in the operation of such franchise, without such prior written approval by Company.

Any bona fide offer of purchase or agreement for the sale of this franchise shall be first submitted in writing to Company, accompanied by a certified check representing at least ten percent (10%) of the proposed purchase price.  Company or its nominee shall thereupon have the prior right to purchase this franchise for the same price as would be paid to Franchisee by the prospective bona fide offerer, which right must be exercised by giving notice in writing to Franchisee within thirty (30) days after receipt by Company of the proposed offer of purchase.  In the event that Company fails to exercise such right within the thirty (30) day period, then Franchisee may complete the sale to the proposed purchaser named in the offer.  In the event that Company shall have exercised its option, or upon the expiration of thirty (30) days, whichever shall first occur, Company shall thereupon return said check to Franchisee.

The foregoing provisions of this Paragraph 28 shall apply to any sale or transfer of the shares of the corporate Franchisee hereunder.  Upon the death of any Shareholder, his heirs, legatees or personal representatives shall take such shares subject to the limitations and conditions hereinbefore provided.  Each share certificate issued by the corporate Franchisee, shall bear the following notation:

"The transfer of the shares represented by this certificate is subject to the limitations and conditions contained in an agreement executed by the holder of this certificate, a copy of which restrictions and conditions is on file with the issuing corporation, and is available for inspection by any shareholder."

29.

In the event that Franchisee files a voluntary petition under any federal or state law relating to bankruptcy or insolvency, or makes an assignment for the benefit of creditors, Franchisee shall thereupon be in default under the terms hereof.  In the event that Franchisee has a petition filed against it under any federal or state law relating to bankruptcy, insolvency, or appointment of a receiver, and the same is not discharged within thirty (30) days from the date thereof, Franchisee shall be in default under the terms hereof.  In the event Franchisee shall close its office, cease operations or otherwise abandon this franchise, Franchisee shall be deemed in default.  Upon any such default set forth in this Paragraph 29, Company shall have the right to terminate this Agreement immediately upon delivery of written notice of same to Franchisee.

30.

In the event that Franchisee shall fail to fully and faithfully perform and abide by all of the terms, covenants and conditions of this Agreement, Franchisee shall be deemed in default hereunder.  Upon receipt of a written notice from Company stating the nature and character of any such default, Franchisee thereupon shall have thirty (30) days from the date

12

of such notice to cure said default to the satisfaction of Company, except that any default due to nonpayment of monies owed Company shall be cured by Franchisee within ten (10) days from the receipt of such written notice.  If any such default is not cured within the applicable period following receipt of Company's written notice thereof, or upon subsequent default in the payment of monies due Company, Company may terminate this Agreement without further notice to Franchisee other than written notice of termination.  Failure of Company to notify Franchisee of any default, as in this Paragraph 30 provided, or to terminate this Agreement pursuant to any provision of this Agreement, shall not constitute a waiver of any such default, nor shall it constitute a consent, acquiescence or waiver of any subsequent defaults whether of the same or a different character.

31.

Upon the expiration or other termination of this Agreement for any reason, Franchisee's right to the use of the plans, methods and procedures of Company together with the trade names, trademarks and/or service marks now or hereafter licensed or acquired, and any derivatives thereof, shall immediately cease, and Franchisee shall immediately discontinue the use thereof and shall deliver to Company all forms of advertising, publications, documents, or other instruments bearing the trade names, trademarks or service marks of Company.  Company agrees to repurchase any of Franchisee's advertising materials and operating forms and supplies that are in good condition and usable by Company or its other franchisees.  The price to be paid by Company for any of such items shall be the Franchisee's cost, less ten percent (10%), and Company shall have the right to credit the price for any such items against amounts owed to Company by Franchisee pursuant to the provisions of this Agreement.  Upon any such expiration or other termination, Company shall have the immediate right to place its employees upon the premises of Franchisee for the purpose of continuing the operation of the business for the benefit of Company.  Franchisee agrees to turn over to Company the names of all of its customers and the names of all of its permanent and temporary employees, and any manuals furnished or made available to it by Company.  Franchisee further agrees to execute and deliver to Company any and all instruments necessary to effect assignment of its telephone number(s), telephone directory listing agreement(s), office lease(s) and office equipment lease(s) to Company or its designee upon Company's written demand therefor.  The failure or refusal of Franchisee to immediately comply with such demand upon receipt thereof shall vest in Company, through its duly appointed officers, full power and authority in the name of and on behalf of Franchisee as its Attorney-in-Fact as fully as Franchisee might do itself, to execute or cause to be executed any of the foregoing instruments to effect such assignment(s).  Company shall be responsible for all payments to be made under any such lease or agreement from and after the later of the effective date of assignment or the date of expiration or other termination of this Agreement.  Franchisee further agrees that, upon such expiration or other termination, it will no longer do business as a corporation under, or use as an assumed or registered trade name, the names set forth in Paragraph 1(b) hereof, and Franchisee agrees to execute or cause to be executed, such document or documents and to take such further steps as may be necessary so as to entitle Company to exercise the sole right of use and ownership with respect to any of Company's

13

trade names, trademarks or service marks.  Company shall have the right to apply to a court of competent jurisdiction for an injunction to restrain Franchisee from continuing to use the aforesaid names as part of its corporate or assumed name and from using any trade name, trademark or service mark set forth in Paragraph 1(b) hereof, or any derivatives thereof, and Franchisee agrees that such court may decree the payment by Franchisee of all reasonable attorney's fees and costs incurred by Company in such proceedings.

32.

In the event that any one or more of the covenants and conditions herein contained shall be held to be in violation of or unenforceable because of any law, it is understood that none of the other rights or obligations herein shall be prejudiced nor rendered unenforceable by reason thereof.

33.

Whenever the term "Franchisee" appears herein, it shall be taken to mean and include any assignee of Franchisee.  Each and every covenant of Franchisee herein contained shall at all times be binding upon such assignee.  This Agreement may not be assigned or sublicensed, except pursuant to the provisions of Paragraph 5 hereof, without the prior written consent of Company.

34.

This Agreement and the terms and provisions hereof shall inure to the benefit and be binding upon the heirs, successors, or assigns of the parties hereto.  It is specifically understood and agreed that Company, may, at its option, assign its interest in the within Agreement to any corporation, partnership or person at Company's option.

35.

Any written notice provided herein to be given Franchisee shall be given by certified mail addressed to Franchisee at the office required to be maintained by Franchisee under this Agreement. Any written notice required to be given to Company shall be by certified mail addressed to Company at its office at 2050 Spectrum Boulevard, Fort Lauderdale, Florida  33309.  Unless otherwise specified in this Agreement, written notice shall be presumed received by both parties as of the date of the receipt or refusal of receipt thereof by any employee of the addressee.

36.

Franchisee hereby acknowledges receipt of this Agreement containing all material terms at least five business days prior to the date of execution.

IN WITNESS WHEREOF, Company has caused this Agreement, consisting of 19 pages, including Exhibits, to be executed by its duly authorized officers this 10th day of June 1994.

ATTEST:

INTERIM SERVICES INC.,

ATTEST:

a Delaware corporation.

14

/s/____________________________                 By: /s/____________________________

Secretary

                            Vice President

IN WITNESS WHEREOF, Franchisee corporation has caused this Agreement to be executed by its duly authorized officers this 10 day of June 1994.

ATTEST:

INTERIM HEALTHCARE

OF WYOMING, INC.

/s/

By: /s/__________________________

Secretary

                   President

IN WITNESS WHEREOF, Shareholders have executed this Agreement for the express purpose of being bound thereby with respect to the covenants and conditions of Paragraphs 19 and 28 hereof, all on the date last above written.

/s/Brenda S. Mosher

Brenda S. Mosher

/s/Dennis S. Mosher

Dennis S. Mosher

15

INTERIM HEALTHCARE

FRANCHISE AGREEMENT ADDENDUM

This Addendum constitutes an amendment to a certain INTERIM HEALTHCARE Franchise Agreement bearing even date herewith (hereinafter the “Franchise Agreement”) between INTERIM SERVICES INC. (hereinafter “Company”), and INTERIM HEALTHCARE OF WYOMING, INC. (hereinafter “Franchisee”), and is attached to such Franchise Agreement at the date of its execution.

1.

Paragraphs 1 through 4 of this Addendum shall apply to the Franchise Agreement, and to any other related or ancillary written or verbal contract for the purchase of services by Franchisee from Company, provided that the cost or value of services under such contract is at least $10,000 in any twelve month period.

2.

Company agrees, upon request of the Comptroller General or upon written request of the Secretary of the Department of Health and Human Services, to make available to either of them, or to their duly authorized representatives, all contracts, books, documents and records of Company necessary to verify the costs of the services provided by Company to Franchisee under the above-described contracts.  Such access will be provided until the expiration of four years after the services are furnished under such contracts.

3.

If the Company carries out any of its duties under any of the contracts described above through a subcontract, with a value or cost of $10,000 or more over a twelve-month period, with a related organization (as the term is defined in 42 C.F.R. 420.301), such subcontract shall contain a clause to the effect that until the expiration of four years after the furnishing of such services pursuant to such subcontract, the related organization shall make available, upon written request to the Secretary, or upon request to the Comptroller General, or any of their duly authorized representatives, the subcontract, and books, documents, and records of such organization that are necessary to verify the nature and extent of such costs.

4.

This Addendum shall be construed so as to comply with Section 952 of Public Law 96-499 and 42 C.F.R. 420.300 through 420.304, as amended from time-to-time, but shall not permit or require access to the books, records, and documents of the Company except as required by such law or regulation.  Company reserves the right to deny or challenge any request for such access which it believes is not required by or contrary to any law or regulation.

16

EXHIBIT A

1.

Weekly Service Charges.

(a)

For the first twelve month period following the effective date of the franchise agreement, WSC shall pay a weekly service charge equal to (i) 1% on the acquired weekly base sales of Medicare/Medicaid services, (ii) 2% on the acquired weekly base sales of all other services, and (iii) the weekly service charge rate provided for in the franchise agreement on all sales in excess of the respective acquired weekly base sales.

(b) For the second twelve month period following the effective date of the franchise agreement, WSC shall pay a weekly service charge equal to (i) 2% on the acquired weekly base sales of Medicare/Medicaid services, (ii) 3% on the acquired weekly base sales of all other services, and (iii) the weekly service charge rate provided for in the franchise agreement on all sales in excess of the respective acquired weekly base sales.

(c) For the third twelve month period following the effective date of the franchise agreement, WSC shall pay a weekly service charge equal to (i) 3% on the acquired weekly base sales of Medicare/Medicaid services, (ii) 4% on the acquired weekly base sales of all other services, and (iii) the weekly service charge rate provided for in the franchise agreement on all sales in excess of the respective acquired weekly base sales.

(d) At all times after the third twelve month period following the effective date of the franchise agreement, WSC shall pay weekly service charges on all sales at the rate provided for in the franchise agreement.

For purposes of this Agreement, "acquired weekly base sales" shall mean the sales of the respective franchise services of the acquired business for the twelve month period immediately preceding the effective date of acquisition, divided by fifty-two.

With respect to any period during which WSC is required to pay weekly service charges at the rate provided for in the franchise agreement, such weekly service charges shall be subject to reduction pursuant to the terms and conditions of any royalty incentive or similar program which Interim may establish from time-to-time, provided that WSC is eligible for such program and meets each of the terms and conditions necessary to qualify for participation therein.

2.

Trade Names. Unless otherwise agreed in writing between the parties WSC shall identify the acquired business as follows:

(a)

For the first twelve month period following the effective date of the franchise agreement, WSC shall identify the acquired business as "(acquired company name)."

(b)

For the second twelve month period following the effective date of the franchise agreement, WSC shall identify the acquired business as "(acquired company name), an Interim Health care Affiliate."

(c)

 For the third twelve month period following the effective date of the franchise agreement, WSC shall identify the acquired business as "Interim Healthcare, formerly (acquired company name)."

(d)

At all times after the third twelve month period following the effective date of the franchise agreement, WSC shall identify the acquired business as "Interim  Healthcare."

Commencing with the effective date of the franchise agreement, all employees of the franchise business who directly provide the services authorized by the franchise agreement shall be required to wear badges, sleeve patches, pins or similar items which identify such employees as being associated with Interim Healthcare.

EXHIBIT B

AGREEMENT

THIS AGREEMENT is entered into by and between WIZZARD SOFTWARE CORP., a

Colorado corporation("WSC") and INTERIM HEALTHCARE INC., a Florida corporation ("Interim") as of September 7, 2005.

WHEREAS, concurrently with the date of this Agreement, WSC is acquiring all of the issued and outstanding stock of Interim Healthcare of Wyoming, Inc. ("IHC Wyoming"), which corporation operates a home health agency and staffing business pursuant to the terms and conditions of the Franchise Agreement (as defined below); and

WHEREAS, subsequent to the acquisition of the stock of IHC Wyoming, WSC will have access to confidential and proprietary information and materials owned by Interim and made available to WSC pursuant to the terms and conditions of the Franchise Agreement; and

WHEREAS, WSC has expressed to Interim that, subsequent to the acquisition of the stock of IHC Wyoming, WSC desires to acquire and/or establish other health care businesses which will provide the services authorized by the Franchise Agreement; and

WHEREAS, the parties have acknowledged and agreed that the acquisition and/or establishment of such businesses by WSC, and the potential use of the confidential and proprietary information and materials owned by Interim and made available to WSC pursuant to the terms and conditions of the Franchise Agreement in connection with such businesses, could potentially create a conflict between Interim and its network of existing and potential franchisees and licensees; and

WHEREAS, in order to protect the interests of Interim and its network of existing and potential franchisees and licensees, the parties have agreed that certain restrictions should be placed on WSC with regard to its plans to further expand its business of providing the services authorized by the Franchise Agreement;

NOW THEREFORE, in consideration of the execution of this Agreement, and of the covenants and conditions herein contained, and intending to be fully and legally bound by the terms and conditions contained herein, the parties hereby agree as follows:

1. As used in this Agreement, the terms listed below shall have the meanings indicated:

 (a) "Competitor" means a corporation, partnership, limited liability company or other business entity unrelated in any way to WSC or Interim, which provides one or more of the Franchise Services.

(b) "Conflicting Office" means an office of any kind which is located within the authorized franchise territory of any existing Interim Healthcare franchisee or licensee, or within a twenty mile radius of any branch office owned and operated by Interim.

(c) "Franchise Agreement" means the Interim Services Inc. Franchise Agreement between Interim Services Inc. (and subsequently assigned to Interim), and Interim Healthcare of Wyoming, Inc., dated June 10, 1994.

(d) "Franchise Services" means the temporary personnel and home health agency services described in Paragraph 1 (c) of the Franchise Agreement.

(e) "Non-Conflicting Office" means an office of any kind which is not located within the authorized franchise territory of any existing Interim Healthcare franchisee or licensee, or within a twenty mile radius of any branch office owned and operated by Interim.

2. It is hereby acknowledged and agreed by the parties that, other than as authorized under the terms and conditions of the Franchise Agreement, WSC does not own, operate or participate, either directly or indirectly, in the operation of any business which provides one or more of the Franchise Services at any location.

3. WSC hereby agrees that it will not, at any time following the effective date of this Agreement, establish a Conflicting Office at any location for the purpose of providing one or more of the Franchise Services, and further agrees that it will not provide one or more of the Franchise Services from a Conflicting Office (except as otherwise provided herein).

4. WSC hereby agrees that it will not, at any time following the effective date of this Agreement, establish a Non-Conflicting Office for the purpose of providing one or more of the Franchise Services unless it shall have executed, prior to the opening of the Non-Conflicting Office, one or more Interim Healthcare franchise agreements, in the form then in use by Interim, which franchise agreement(s) shall authorize the provision of the Franchise Services to be provided from the Non-Conflicting Office, and include in the authorized franchise territory the county in which the Non-Conflicting Office is located.

5. In the event that WSC acquires a Competitor at any time subsequent to the date of this Agreement:

(a) with respect to any Conflicting Office(s) operated by the Competitor which provide one or more of the Franchise Services, WSC shall have sixty days following the effective date of the acquisition in which to (i) close the Conflicting Office, (ii) discontinue the business of providing the Franchise Services from the Conflicting Office, (iii) sell or otherwise transfer the business of providing the Franchise Services from the Conflicting Office to an unrelated third party, or (iv) transfer the business of providing the Franchise Services from the Conflicting Office to Interim (if the Conflicting Office is located within a twenty mile radius of a branch office owned and operated by Interim), or the appropriate franchisee or licensee of Interim (if the Conflicting Office is located within the authorized franchise territory of an existing Interim franchisee or licensee), provided that neither Interim, its franchisees nor licensees shall be required to purchase or assume any business acquired by WSC;

(b) with respect to any Non-Conflicting Office(s) operated by the Competitor which provide one or more of the Franchise Services, WSC shall have sixty days following the effective date of the acquisition in which to (i) close the Non-Conflicting Office, (ii) discontinue the business of providing the Franchise Services from the Non-Conflicting Office, (iii) sell or otherwise transfer the business of providing the Franchise Services from the Non-Conflicting Office to an unrelated third party, or (iv) execute one or more Interim Healthcare franchise agreements, in the form then in use by Interim, which franchise agreement(s) shall authorize the provision of the Franchise Services provided from the Non-Conflicting Office, and include in the authorized franchise territory the county in which the Non-Conflicting Office is located.

In the event that WSC acquires one or more Non-Conflicting Office(s) and elects to execute one or more Interim Healthcare franchise agreement(s) pursuant to Paragraph S(b)(iv) above, such franchise agreement(s) shall include an Interim Healthcare Franchise Agreement Addendum which shall supersede any terms or conditions contained in the franchise agreement(s) which are inconsistent with the terms of the Addendum, and which shall incorporate the concepts set forth on Exhibit A attached hereto.

6. WSC shall not disclose or otherwise make available any of the confidential and/or proprietary information referred to in Paragraph 19 of the Franchise Agreement to any shareholder, director, manager, executive or administrator (all as determined by Interim) employed or otherwise retained by it, who shall not have first agreed in writing to be individually bound by the covenants and conditions set forth in Paragraph 19 of the Franchise Agreement. A copy of the written agreement of each of such parties shall be furnished to Interim immediately upon request.

7. In the event that WSC breaches any of the terms and conditions of Paragraphs 3, 4, 5 or 6 above, and WSC has not fully cured such breach within thirty days following its receipt of Interim's written notice thereof, Interim may at any time thereafter, at its sole option and upon thirty days prior written notice of termination, elect to terminate all Interim Healthcare franchise agreements between Interim and WSC. No later than the effective date of such termination, WSC shall pay to Interim, as liquidated damages and not as a penalty, an amount equal to six times the sum of the weekly service charges paid or payable by WSC to Interim for all such terminated franchises for the twelve months preceding the date of notice of termination (or, with respect to any franchise which has been operating for less than twelve months at the time of notice of termination, an amount equal to three hundred and twelve times the average weekly service charges paid or payable by WSC to Interim during the period for which the franchise has been operating).

8. In the event of termination of the franchise agreements between Interim and WSC as provided for in Paragraph 7 above, and provided that the payment required by Paragraph 7 is made to Interim in a timely manner, the non-compete provisions set forth in such franchise agreements shall be waived by Interim, and Interim will enter into a six month non-compete agreement which shall prohibit Interim from establishing or authorizing an office to provide the services authorized by such franchise agreements within the franchise territories set forth therein. Upon such termination, WSC will (i) immediately discontinue its use of all of Interim's trademarks and service marks, (ii) return to Interim any manuals or other proprietary materials furnished or made available to it by Interim, and (iii) comply with each of the other post-termination obligations required by such franchise agreements which are not in conflict with this Agreement.

9. The parties hereby acknowledge and agree that the protection of Interim's network of existing and potential franchised and licensed offices is of paramount importance to Interim, and that Interim would not have consented to the transfer of the stock of IHC Wyoming to WSC in the absence of WSC's agreement to be bound by the terms and conditions set forth herein. The parties further acknowledge and agree that the terms and conditions set forth in Paragraphs 3, 4, 5 and 6 above are considered by the parties to be reasonable for the purpose of protecting the business investment of Interim and its legitimate business interests, which interests include, without limitation, trade secrets (and other valuable confidential business information which may not qualify as trade secrets, but which Interim has expended substantial time and money in developing and which it considers confidential and proprietary); substantial business relationships with existing and prospective franchisees, licensees, patients, customers and clients; patient, customer and client goodwill associated with the ongoing business of Interim and evidenced by the various trademarks, trade names, service marks and trade dress used by Interim and its franchisees and licensees in connection with their respective businesses; and an expectation of continuing patronage from the existing patients, customers and clients of Interim, its franchisees and licensees. In view of the substantial harm which would result from a breach or threatened breach by WSC of the terms and conditions set forth in Paragraphs 3, 4, 5 and 6 above, the parties agree that such terms and conditions shall be enforced to the maximum extent permitted by law. If any such term or condition or portion thereof is found by any court of competent jurisdiction to be illegal, void or unenforceable because it extends for too long a period of time or over too broad a range of activities or in too large a geographic area or for any other reason, however, then such court shall interpret such term or condition or portion thereof to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable or otherwise so as to render the term or condition enforceable.

10. This Agreement shall be effective as of the date hereof, and shall remain in effect for as long as WSC is a party to an effective Interim Healthcare franchise agreement. As used in this Agreement, and as necessary to protect the interests of Interim and its network of existing and potential franchisees and licensees consistent with the intent of the parties as reflected in this Agreement, "WSC shall be interpreted to include Wizzard Software Corporation, and any parent, subsidiary of affiliate of Wizzard Software corporatian, including any entity affiliated with Wizzard Software Corporation through common ownership or management.

11. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed in Florida, without regard to conflicts of law principles thereunder. WSC acknowledges and agrees that this Agreement and the Franchise Agreement are to be substantially performed within the State of Florida. Accordingly, the parties agree that any action or proceeding arising out of or related in any way to this Agreement or the Franchise Agreement shall be brought solely in a court of competent jurisdiction sitting in Broward County, Florida, provided, however, that any action brought by Interim to enforce the non-compete or non-disclosure provisions contained in any franchise agreement between WSC and Interim may be brought in a court of competent jurisdiction sitting within any venue permitted by law. WSC hereby irrevocably and unconditionally consents to the jurisdiction of any such court and hereby irrevocably and unconditionally waives any defense of an inconvenient forum to the maintenance of any action or proceeding in any such court, any objection to venue with respect to any such action or proceeding and any right of jurisdiction on account of the place of residence or domicile of any party thereto. WSC hereby irrevocably and unconditionally waives the right to a jury trial in connection with any claim arising out of or related to this Agreement.

12. If either party commences an action against the other to interpret or enforce any term or condition of this Agreement, or as a result of a breach or alleged breach by the other party of any term or condition of this Agreement, the non-prevailing party shall pay to the prevailing party reasonable attorneys' fees (including a reasonable fee allocated to services provided by in-house counsel), costs and expenses incurred in connection with the prosecution or defense of such action (including at any appellate level).

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers on the date first written above.

INTERIM HEALTHCARE INC. WIZZARD SOFTWARE CORP.

By: /s/____________________       By: /s/_____________________

President                                           President

EXHIBIT C

1.  Billings, Montana Weekly Service Charges.

(a) For the twelve month period from April 4, 2007 until April 3, 2008, Franchisee shall pay a weekly service charge equal to 2.25% on the first $38,000 of sales each week, and 5.25% of sales in excess of $38,000 each week.

(b) For the twelve month period from April 4, 2008 until April 3, 2009, Franchisee shall pay a weekly service charge equal to 3.25% on the first $38,000 of sales each week, and 5.25% of sales in excess of $38,000 each week.

(c) For the twelve month period from April 4, 2009 until April 3, 2010, Franchisee shall pay a weekly service charge equal to 4.25% on the first $38,000 of sales each week, and 5.25% of sales in excess of $38,000 each week.

(d) At all times after April 3, 2010, Franchisee shall pay weekly service charges on all sales at the rate of 5.25% of such sales.

Anything in this Addendum to the contrary notwithstanding, effective with respect to all periods after April 3, 2010, if Franchisee is in good standing on the date weekly service charges are due, the weekly service charge on Franchisee’s Medicaid sales only shall be reduced to 3.25% of such sales.  Franchisee’s obligation to pay weekly service charges at the rate of 5.25% on Medicaid sales as a result of its failure to remain in good standing shall not be contingent upon receipt by Franchisee of prior notice that Franchisee has failed to remain in good standing, and Company shall be under no obligation to provide such prior notice to Franchisee.  Franchisee’s subsequent return to a status of good standing shall not relieve it of its obligation to pay weekly service charges on Medicaid sales at the rate of 5.25% for any period during which Franchisee was not in good standing, and its failure to do so shall constitute a default under the Franchise Agreement.

With respect to any period during which Franchisee is required to pay weekly service charges at the rate of 5.25% of sales, such weekly service charges shall be subject to reduction pursuant to the terms and conditions of any royalty incentive or similar program which Interim may establish from time-to-time, provided that Franchisee is eligible for such program and meets each of the terms and conditions necessary to qualify for participation therein.